Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Garb Oil and Power Corporation (the "Company") on Form 10-Q (SB) for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I John C. Brewer, President, Principal Executive Officer and Principal Financial and Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Secion 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 11/15/04                                   By: /s/  John C Brewer
                                                     ---------------------------
                                                     John C Brewer, President
                                                     Principal Executive Officer
                                                     and Principal Financial and
                                                     Accounting Officer